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                                                                    EXHIBIT 99.1

Contact:   Peyton Marshall                  Jill Sawdon
           Chief Financial Officer          Director of Corporate Communications
           The Medicines Company            The Medicines Company
           (617) 225-9099 (ph)              (617) 225-9099 (ph)
           (617) 225-2397 (fx)              (617) 225-2397 (fx)

For Immediate Release

THE MEDICINES COMPANY REPORTS THIRD QUARTER 2001 FINANCIAL RESULTS


CAMBRIDGE, MA, October 24, 2001 - The Medicines Company (NASDAQ: MDCO) announced today its financial results for the quarter and nine month periods ended September 30, 2001. Financial highlights for the quarter and nine months included:

         - Revenues of $3.5 million for the three months ended September 30, 2001 and $7.4 million for the nine months ended September 30, 2001, consistent with the guidance provided by the Company on October 13, 2001.

         - Net loss attributable to common stockholders of $11.3 million, or $0.33 per share, for the three months ended September 30, 2001, compared to a pro forma net loss attributable to common stockholders of $9.5 million, or $0.34 per share, for the three months ended September 30, 2000. For the nine months ended September 30, 2001, the Company had a net loss attributable to common stockholders of $46.4 million, or $1.43 per share, compared to a pro forma net loss attributable to common stockholders of $29.7 million, or $1.28 per share, for the nine months ended September 30, 2000. The pro forma adjustments, which impacted the results for the three and nine months ended September 30, 2000, reflect the conversion of preferred stock, accrued dividends, convertible notes and accrued interest in 2000 and exclude interest expense of $19.4 million for the nine months ended September 30, 2000, which are predominantly non-cash. There was no interest expense for the three months ended September 30, 2000.

         - Net loss attributable to common stockholders of $11.3 million, or $0.33 per share, for the three months ended September 30, 2001, compared to a net loss attributable to common shareholders of $11.1 million, or $0.67 per share, for the three months ended September 30, 2000. For the nine months ended September 30, 2001, the Company had a net loss attributable to common stockholders of $46.4 million, or $1.43 per share, compared to a net loss attributable to common stockholders of $79.5 million or $13.32 per share for the nine months ended September 30, 2000. The results for the three and nine months ended September 30, 2000 included a non-cash dividend of $1.6 million and $30.3 million, respectively, and interest expenses of $19.4 million for the nine months ended
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                  September 30, 2000, which are predominantly non-cash. There was no interest expense for the three months ended September 30, 2000.

         - Loss from operations of $12.1 million for the three months ended September 30, 2001 compared to $10.3 million for the three months ended September 30, 2000. For the nine months ended September 30, 2001, the Company had a loss from operations of $48.4 million compared to $30.8 million for the same period in 2000. The increased losses in these periods were due primarily to increased selling, general and administrative expenses reflecting the Company's sales and marketing expenditures in connection with the United States commercial launch of ANGIOMAX in January 2001, and in the case of the nine month period to increased research and development expenses primarily due to increased clinical trial activities related to ANGIOMAX. The Company had a cost of revenue of $564,835 for the three months ended September 30, 2001 and $1.2 million for the nine months ended September 30, 2001. These increases in expenses were partially offset by revenue of $3.5 million in the three months ended September 30, 2001 and $7.4 million in the nine months ended September 30, 2001. The Company had no revenue in the first nine months of 2000.

         - As of September 30, 2001, the Company had cash, cash equivalents, marketable securities and accrued interest receivable of $69.5 million.

Business highlights for the third quarter included:

         - An increase in revenues of 75% over the second quarter of 2001.

         - Increased hospital stockings and formulary adoptions of ANGIOMAX(R) (bivalirudin) to levels higher than anticipated by the Company: of the 515 hospitals called on prior to the Company's sales force expansion, 62% (317) stocked ANGIOMAX and 43% (222) included ANGIOMAX on formulary as of October 15.

         - Conversion of the Innovex sales force beginning October 1 to full-time employees of the Company and an additional expansion of the total sales force by 31%, enabling the Company to extend coverage to the 750 cardiac catheterization labs in the US targeted by the Company.

         - Announcement of results from HERO-2, an international trial studying the effects of ANGIOMAX as a potential agent in patients receiving fibrinolysis for myocardial infarction. Investigators in the trial observed that patients treated with ANGIOMAX had a 30% reduction in second myocardial infarction at 96 hours compared to heparin (p-value 0.001).
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         -        Promotion of Clive Meanwell to Executive Chairman and David
                  Stack to full-time President and Chief Executive Officer.

"This has been a quarter of steady growth and progress," said Clive Meanwell, M.D., Ph.D., Executive Chairman. "The Company is ahead of our forecasted expectations for use in patients, reflecting a solid acceptance of ANGIOMAX by the hospitals and doctors we have reached to date. With the integration of the Innovex sales team complete and a significantly expanded sales force, we expect to extend the momentum we've built with stocking and formulary adoptions in our existing hospital franchise to all 750 cardiac catheterization labs we have targeted. We expect that expanding the Company's hospital coverage and reach to more patients will drive ANGIOMAX's long-term sales growth and position the Company to meet the needs of patients, hospitals and physicians."

There will be a conference call with management today at 4:30 to discuss these results. To listen in, please dial 888.890.6816. If you are calling from outside the United States, please dial 1.847.619.6449. If you are unable to participate in the live call, an electronic recording will be available through November 1. To listen to the recording, please dial 888.843.8996 or 1.630.652.3044 from outside the United States. The passcode for the call is 4815470. The call will also be webcast from the Company's homepage, www.themedicinescompany.com.

The Medicines Company was founded in 1996 to acquire, develop and commercialize selected pharmaceutical products in late stages of development and approved products. In December 2000, the Company received marketing approval from the U.S. Food and Drug Administration for ANGIOMAX for use as an anticoagulant in combination with aspirin in patients with unstable angina undergoing coronary balloon angioplasty. The Company began selling ANGIOMAX in the United States in January 2001. The Company expects ANGIOMAX to be the cornerstone product of a planned acute hospital franchise. The Company is also developing a second product, CTV-05, a proprietary biotherapeutic agent with a potentially broad range of applications in the treatment of gynecological and reproductive infections. Additional information about the company and its products can be found at www.themedicinescompany.com.

This press release contains forward-looking statements that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words, "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. Important factors that could cause actual results to differ materially from the expectations described in these forward-looking statements are set forth under the caption "Certain Factors that May Affect Future Results" in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 13, 2001 and incorporated herein by reference. These risk factors include risks as to the commercial success of ANGIOMAX; how long the Company will be able to operate on its existing capital resources; whether the Company's products (other than ANGIOMAX for its approved indication) will advance in the clinical trials process, the timing of such clinical trials, whether the clinical trial results will warrant continued product development, whether and when, if at all, the Company's products will receive approval from the U.S. Food and
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Drug Administration or equivalent regulatory agencies, and for which indications, and, if such products receive approval, whether they will be successfully marketed; the Company's history of net losses; and the Company's dependence on third parties, including manufacturers, suppliers and collaborators. We do not assume any obligation to update any forward-looking statements.
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The Medicines Company

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                    UNAUDITED

                                                                             THREE MONTHS ENDED SEPTEMBER 30,
                                                            -------------------------------------------------------------------
                                                                                                        2000
                                                                 2001                  ----------------------------------------
                                                                ACTUAL                    ACTUAL                  PRO FORMA (1)
                                                            -------------------------------------------------------------------

Revenue                                                     $  3,526,234               $         --               $         --
Operating Expenses

    Cost of revenue                                              564,835                         --                         --
    Research and development                                   6,325,575                  6,734,799                  6,734,799
    Selling, general and administrative                        8,732,412                  3,562,440                  3,562,440
                                                            ------------               ------------               ------------
           Total operating expenses                           15,622,822                 10,297,239                 10,297,239
Loss from operations                                         (12,096,588)               (10,297,239)               (10,297,239)

     Interest income (expense), net                              787,659                    838,606                    838,606
                                                            ------------               ------------               ------------
Net loss                                                     (11,308,929)                (9,458,633)                (9,458,633)
Dividends and accretion to redemption
     value of redeemable preferred stock                              --                 (1,624,395)                        --
                                                            ------------               ------------               ------------
Net loss attributable to common stockholders                $(11,308,929)              $(11,083,028)              $ (9,458,633)
                                                            ============               ============               ============
Basic and diluted net loss attributable to
    common stockholders per common share                    $      (0.33)              $      (0.67)              $      (0.34)
                                                            ============               ============               ============
Shares used in computing net loss attributable
to common stockholders per common share:

              Basic and diluted                               34,502,886                 16,467,030                 27,514,031
                                                            ============               ============               ============

                                                                                NINE MONTHS ENDED SEPTEMBER 30,
                                                               -------------------------------------------------------------------
                                                                    2001                                      2000
                                                                                          ----------------------------------------
                                                                   ACTUAL                     ACTUAL                 PRO FORMA (1)
                                                               -------------------------------------------------------------------
Revenue                                                        $  7,435,063               $         --               $         --
Operating Expenses

    Cost of revenue                                               1,216,278                         --                         --
    Research and development                                     27,229,728                 23,503,579                 23,503,579
    Selling, general and administrative                          27,359,289                  7,339,618                  7,339,618
                                                               ------------               ------------               ------------
           Total operating expenses                              55,805,295                 30,843,197                 30,843,197
Loss from operations                                            (48,370,232)               (30,843,197)               (30,843,197)
     Interest income (expense), net                               2,852,188                (18,266,083)                 1,124,331

     Loss on sale of investments                                   (850,000)                        --                         --
                                                               ------------               ------------               ------------
Net loss                                                        (46,368,044)               (49,109,280)               (29,718,866)
Dividends and accretion to redemption
     value of redeemable preferred stock                                 --                (30,342,988)                        --
                                                               ------------               ------------               ------------
Net loss attributable to common stockholders                   $(46,368,044)              $(79,452,268)              $(29,718,866)
                                                               ============               ============               ============
Basic and diluted net loss attributable to common
stockholders per common share                                  $      (1.43)              $     (13.32)              $      (1.28)
                                                               ============               ============               ============
Shares used in computing net loss attributable to
common stockholders per common share:

    Basic and diluted                                            32,382,878                  5,964,852                 23,222,614
                                                               ============               ============               ============

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
CONDENSED CONSOLIDATED BALANCE SHEETS                       SEPTEMBER 30,            DECEMBER 31,
                                                                2001                     2000
                                                                ----                     ----
ASSETS                                                      (Unaudited)
Cash, cash equivalents, marketable securities               $69,198,112              $79,325,085

Accrued interest receivable                                     260,686                1,392,928

Accounts receivables                                          3,011,355                       --
Inventory                                                     6,832,226                1,963,491

Fixed assets, net                                             1,219,183                  965,832

Other assets                                                    859,041                  715,794
                                                            -----------              -----------
    Total Assets                                            $81,380,603              $84,363,130
                                                            ===========              ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                         $12,849,702              $15,124,147
Stockholders' equity                                         68,530,901               69,238,983
                                                            -----------              -----------
    Total Liabilities and Stockholders' Equity              $81,380,603              $84,363,130
                                                            ===========              ===========

 (1) Pro Forma amounts in 2000 reflect the conversion of all the outstanding redeemable convertible preferred stock and accrued dividends and all convertible notes and accrued interest as if conversion had occurred at the date of original issuance of the convertible preferred stock and the convertible notes. All redeemable convertible preferred stock and convertible notes were converted into common stock during 2000.